UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On July 20, 2020, Casella Waste Systems, Inc. (“Casella”), and certain of its subsidiaries, including, Casella Waste Management of N.Y., Inc., Casella Waste Management, Inc., All Cycle Waste, Inc., Casella Waste Management of Massachusetts, Inc., Pine Tree Waste, Inc., and Waste-Stream, Inc. (each a “Subsidiary,” and collectively, the “Subsidiaries,” and together with Casella, the “Co-Lessees”), entered into a Master Equipment Lease Agreement and Addendum to Master Lease Agreement (collectively, the “Master Lease”) with Banc of America Leasing & Capital, LLC (“BoA”) for the purpose of leasing or financing motor vehicles and other equipment from BoA from time to time on terms to be agreed. The Master Lease does not contain any limit on the amount of equipment that can be leased under the Master Lease, and any leases of equipment and the amount of such leases must be agreed from time by a Co-Lessee and BoA and evidenced by the execution and delivery of Lease Schedules (TRAC) and related documents with respect to the lease of the equipment to be identified therein. Casella’s board of directors approved the Co-Lessees’ entry from time to time into one or more Leases Schedules under the Master Lease in an aggregate amount of $50 million at any time outstanding.
The obligations of each Co-Lessee under the Master Lease are guaranteed by each other Co-Lessee and are secured by the grant of a first priority security interest in the Co-Lessee’s interests in any equipment leased under the Master Lease and any rights or property related thereto. The Master Lease and related documentation require, in connection with the execution of Lease Schedules, that Casella provide customary lien subordinations or releases by senior creditors, including Bank of America, N.A., as Administrative Agent, under Casella’s existing Credit Agreement dated as of May 14, 2018.
The documents relating to the Master Lease contain customary indemnification and termination provisions. In addition, the Master Lease contains customary events of default, including payment defaults, breaches of covenants and/or certain representations and warranties, cross defaults, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The Master Lease also contains remedies for such events of default, including termination of the Master Lease, the discontinuation of the use of any leased equipment, the acceleration of the rental payments under the Master Lease and other remedies customary for this type of transaction.
The foregoing description is qualified in its entirety by reference to the Master Equipment Lease Agreement and Addendum to Master Lease Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The discussion of the Master Lease set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Master Lease Agreement dated as of July 20, 2020 by and between Banc of America Leasing & Capital, LLC and Casella Waste Systems, Inc.

10.2	Addendum to Master Lease Agreement No. 36629-90000 dated as of July 20, 2020 by and among Banc of America Leasing & Capital, LLC, Casella Waste Systems, Inc. and certain of its subsidiaries.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.**

101.CAL	Inline XBRL Taxonomy Calculation Linkbase Document.**

101.LAB	Inline XBRL Taxonomy Label Linkbase Document.**

101.PRE	Inline XBRL Taxonomy Presentation Linkbase Document.**

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.**

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

**	Submitted Electronically Herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: July 22, 2020	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

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